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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm, Capraro, Centofranchi, Kramer & Co., P.C., under the caption "Experts", and to the use of our report dated February 12, 1999, on the consolidated balance sheet of Thermaltec International Corp. and Subsidiaries, as of September 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1998 and 1997, in its Registration Statement on Form S-4 dated November 16, 1999.


                                  /s/ Capraro, Centofranchi, Kramer & Co., P.C.
                                  ---------------------------------------------
                                  Capraro, Centofranchi, Kramer & Co., P.C.

South Huntington, New York
November 16, 1999